UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2015

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2015, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into an employment agreement with Brian Bernick (the “Bernick Employment Agreement”), a director of the Company, pursuant to which Dr. Bernick will continue to serve as the Chief Clinical Officer of the Company.

The Bernick Employment Agreement has an initial term of one (1) year and will automatically extend for additional one (1) year periods on each anniversary of its effective date unless at least ninety (90) days prior to such anniversary, the Company or Dr. Bernick provides the other with notice that it or he does not wish to extend the term.

Pursuant to the Bernick Employment Agreement, Dr. Bernick will receive compensation for his services in the form of a base salary of $425,000, an annual cash bonus targeted at 50% of Dr. Bernick’s base salary and a grant of options to purchase 325,000 shares of the Company’s common stock. In the event of termination of Dr. Bernick’s employment by the Company without good cause or termination by Dr. Bernick with good reason, subject to Dr. Bernick’s execution of a release of all claims against the Company and its affiliates, in form and substance reasonably acceptable to the Company, Dr. Bernick will receive severance payments from the Company in the form of: (i) his then current base salary for a period of twelve (12) months; (ii) all targeted bonus awards that would be due and payable during the twelve (12) month period following the effective date of such termination absent such termination of employment under the terms of the Company’s annual short-term incentive compensation program; (iii) a continuation of insurance benefits for the twelve (12) month period following the effective date of such termination; (iv) all unvested equity compensation granted after the effective date of the Bernick Employment Agreement and held by Dr. Bernick in his capacity as an employee of the Company on the effective date of the termination will vest as of the effective date of such termination; and (v) payment for accrued but unused paid time off.

The Bernick Employment Agreement also includes customary non-competition and non-solicitation provisions.

The foregoing description of the Bernick Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bernick Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, the Company entered into employment agreements with Michael Donegan (the “Donegan Employment Agreement”) and Mitchel Krassan (the “Krassan Employment Agreement”, and together with the Donegan Employment Agreement, the “Officer Employment Agreements”), pursuant to which Mr. Donegan will continue to serve as the Vice President, Finance of the Company, and Mr. Krassan will continue to serve as the Chief Strategy and Performance Officer of the Company.

Each of the Officer Employment Agreements has an initial term of one (1) year and will automatically extend for additional one (1) year periods on each anniversary of its effective date unless at least ninety (90) days prior to such anniversary, the Company or the officer provides the other with notice that it or he does not wish to extend the term.

Pursuant to the Officer Employment Agreements, Mr. Donegan and Mr. Krassan will receive compensation for their services in the form of a base salary of $290,000 and $300,000, respectively, an annual cash bonus targeted at 25% and 50%, respectively, of such officer’s base salary and a grant of options to purchase 100,000 and 150,000 shares, respectively, of the Company’s common stock. In the event of termination of Mr. Donegan’s or Mr. Krassan’s employment by the Company without good cause or termination by Mr. Donegan or Mr. Krassan, respectively, with good reason, subject to the officer’s execution of a release of all claims against the Company and its affiliates, in form and substance reasonably acceptable to the Company, the terminated officer will receive severance payments from the Company in the form of: (i) his then current base salary for a period of twelve (12) months; (ii) all targeted bonus awards that would be due and payable during the twelve (12) month period following the effective date of such termination absent such termination of employment under the terms of the Company’s annual short-term incentive compensation program; (iii) a continuation of insurance benefits for the twelve (12) month period following the effective date of such termination; (iv) all unvested equity compensation granted after the effective date of the Officer Employment Agreements and held by the executive in his capacity as an employee of the Company on the effective date of the termination will vest as of the effective date of such termination; and (v) payment for accrued but unused paid time off.

The Officer Employment Agreements also include customary non-competition and non-solicitation provisions.

The foregoing descriptions of the Donegan Employment Agreement and the Krassan Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Donegan Employment Agreement and the Krassan Employment Agreement, respectively, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Nominating and Corporate Governance Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) reviews, from time to time, developments and improvements in prevailing corporate governance best practices among issuers comprising the Russell 3000 index and the Company’s peers. Such review also takes into account the corporate governance policies, practices and procedures advocated by the Company’s leading institutional investors and the voting policies recommended by the leading U.S. proxy advisory firms. In that context, the Committee recommended to the entire Board, and on December 17, 2015, the Board unanimously approved and adopted, the First Amendment (the “First Amendment”) to the Bylaws of the Company (the “Bylaws”) consistent with Committee’s and the Board’s view of best practices that are designed to protect the interests of all of the Company’s stockholders. Certain changes, largely of a technical nature, also are intended to comport with provisions of the Nevada Revised Statutes that permit Nevada corporations to establish certain voting and notice procedures.

The First Amendment amends Article II, Section 8 of the Bylaws to create a process for the Board to establish a record date for determining those stockholders of the Company who are entitled to sign a written consent approving a stockholder action. The amendment provides that the record date set by the Board cannot be more than ten days after the date on which the resolution fixing the record date is adopted by the Board. The amendment also provides that if the Board fails to fix the record date within ten days after receipt of notice requesting it to do so, then the record date will be the first day on which a signed written consent is delivered to the Secretary or Assistant Secretary of the Company (if no prior action of the Board is required by law) or at the close of business on the day on which the Board adopts the resolution taking such prior action if so required.

The First Amendment adds Article II, Section 9 to the Bylaws to create an advance notice requirement for director nominations and certain other business proposals to be presented by stockholders at the Company’s annual meetings of stockholders. The amendment requires that, subject to certain exceptions, a stockholder provide information regarding a business proposal or a director nomination to the Company no earlier than the 120th day and no later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders and update and supplement such information.

The First Amendment also adds Article II, Section 10 to the Bylaws to establish certain parliamentary procedures for the conduct of annual meetings of the Company’s stockholders.

The Bylaws also provide that except in certain cases for directors elected by the holders of any series of preferred stock, a director may be removed from office with or without cause and only by the affirmative vote of two-thirds or more of the combined voting power of the then issued and outstanding shares of the Company’s capital stock entitled to vote in the election of directors, voting together as a single class.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	First Amendment to Bylaws of the Company
10.1	Employment Agreement between the Company and Brian Bernick dated December 17, 2015.
10.2	Employment Agreement between the Company and Michael Donegan dated December 17, 2015.
10.3	Employment Agreement between the Company and Mitchel Krassan dated December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2015	THERAPEUTICSMD, INC.

	By:	/s/ Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	First Amendment to Bylaws of the Company
10.1	Employment Agreement between the Company and Brian Bernick dated December 17, 2015.
10.2	Employment Agreement between the Company and Michael Donegan dated December 17, 2015.
10.3	Employment Agreement between the Company and Mitchel Krassan dated December 17, 2015.